Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated January 18, 2007 (including amendments thereto) with respect to the Common Stock of Blair Corporation.  This Joint Filing Agreement Shall be filed as an Exhibit to such Statement.

Dated: January 18, 2007		ZZZ Holdings LLC

	By:	/s/ David C. Dominik
David C. Dominik
President and Secretary

Golden Gate Capital Investment Fund II, L.P

	By:	Golden Gate Capital Management II, L.L.C., its general partner

	By:	/s/ David C. Dominik
David C. Dominik
Principal Managing Director

GOLDEN GATE CAPITAL MANAGEMENT II, L.L.C.

	By:	/s/ David C. Dominik
David C. Dominik
Principal Managing Director

/s/ David C. Dominik
David C. Dominik

/s/ Jesse T. Rogers
Jesse T. Rogers

CATALOG HOLDINGS LLC

	By:	/s/ David C. Dominik
David C. Dominik
Manager

APPLESEED’S TOPCO, INC.

	By:	/s/ David C. Dominik
David C. Dominik
Director

BLR ACQUISITION CORP.

	By:	/s/ David C. Dominik
David C. Dominik
President and Director